Exhibit 10.4
COMMERCEHUB, INC.
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

1.Purpose. The purpose of this CommerceHub, Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) is to allow Non-Employee Directors of the Corporation to defer the payment of Cash Compensation and/or RSUs. Notwithstanding any provision of the Plan to the contrary, amounts deferred under the Plan are subject to the provisions of Code section 409A, and at all times the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section. The Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing deferred compensation for the Non-Employee Directors and, as such, is not an “employee benefit plan” within the meaning of Title I of ERISA.
2.    Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, section references refer to sections of the Plan, and the following terms shall have the following meanings:
(a)    “Administrator” shall mean the Board.
(b)    “Annual Retainer” means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.
(c)    “Beneficiary” shall have the meaning assigned to such term in Section 9.
(d)    “Board” means the Board of Directors of the Corporation.
(e)    “Cash Compensation” means the Annual Retainer and Committee Fees.
(f)    “Change in Control” means an “Approved Transaction,” a “Board Change” or a “Control Purchase” as such terms are defined in the Incentive Plan.
(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

(h)    “Committee Fees” means the annual fees payable by the Corporation to a Non-Employee Director for services as a member or chair of a Board committee, as such amounts may be changed from time to time.
(i)    “Corporation” means CommerceHub, Inc., a Delaware corporation, and any successor thereto.
(j)    “Deferral” means an amount deferred pursuant to a Deferral Election.
(k)    “Deferral Account” means a bookkeeping account in the name of a Non-Employee Director who elects to defer all or a portion of Cash Compensation or RSUs.
(l)    “Deferral Crediting Date” means the business day coinciding with or next following the first day of each calendar month.
(m)    “Deferral Elections” means irrevocable elections to defer receipt of Cash Compensation and/or RSUs.
(n)    “Distribution Date” shall have the meaning assigned to such term in Section 4(d).
(o)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(p)    “Fair Market Value” means the Fair Market Value of Stock determined in accordance with the Incentive Plan.
(q)    “Incentive Plan” means the CommerceHub, Inc. 2016 Omnibus Incentive Plan or any successor thereto that provides for the issuance of Stock or Stock awards to Non-Employee Directors.
(r)    “Non-Employee Director” means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.
(s)    “Plan” shall have the meaning assigned to such term in Section 1.
(t)    “Plan Year” means the calendar year.
(u)    “Re-Deferral Election” shall have the meaning assigned to such term in Section 4(g).
(v)    “RSU” means any restricted stock unit award granted to a Non-Employee Director under and in accordance with the terms of the Incentive Plan.

(w)    “Stock” means the Series C common stock of the Corporation.
(x)    “Stock Equivalent Account” means the investment alternative in which a Deferral is invested as provided in Section 6.
(y)    “Termination Date” means the date that a Non-Employee Director’s service on the Board terminates for any reason; provided that such Termination Date must constitute a “separation from service” under Code section 409A.
(z)    “Unforeseeable Financial Emergency” shall have the meaning assigned to such term in Section 10.
3.    Administration. The Plan shall be administered by the Administrator. The Administrator shall have full power and authority to interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and to designate individual members of the Board or persons other than members of the Board to carry out its responsibilities, subject to applicable law and such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Administrator’s best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Administrator may delegate administrative duties under the Plan to one or more agents, as it shall deem necessary or advisable. No member of the Board, or any of its designees, shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Administrator or any of its designees with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.
4.    Deferral Elections. Any eligible Non-Employee Director may make irrevocable elections to defer receipt of all or a portion (in 25% increments) of his Cash Compensation or 100% of any RSU grant (each such election shall constitute a Deferral Election, and any amount deferred pursuant to such Deferral Election shall constitute a Deferral) for a Plan Year in accordance with the rules set forth below.
(a)    A Non-Employee Director shall be eligible to make a Deferral Election only if he is an active member of the Board, or has been elected to the Board on the date such election is made.
(b)    For a Plan Year, a Non-Employee Director may make only one Deferral Election with respect to each of the Non-Employee Director’s Cash Compensation and RSUs (for example, a Non-Employee Director may not make different Deferral Elections for different portions of his Cash Compensation for a Plan Year).

(c)    All Deferral Elections must be made in writing on such forms as the Administrator may prescribe and must be received by the Corporation no later than the date specified by the Administrator in any such form. In no event will the date specified by the Administrator with respect to a Deferral Election be later than the end of the Plan Year preceding the Plan Year in which the Cash Compensation would otherwise be paid or the RSUs granted. In the case of the first year in which the Non-Employee Director becomes eligible to participate, such election may be made with respect to services to be performed subsequent to the election after the date the Non-Employee Director becomes eligible to participate, as prescribed by the Administrator.
(d)    As part of each Deferral Election, the Non-Employee Director must elect from the available options the date on which the Deferral will be paid (a “Distribution Date”). The Distribution Dates specified in a Non-Employee Director’s Deferral Elections may, but need not necessarily, be the same for all Deferrals (i.e., a Non-Employee Director may elect different Distribution Dates with respect to a Deferral of Cash Compensation and a Deferral of RSUs in the same Deferral Election; however, a Non-Employee Director will not be permitted to elect different Distribution Dates with respect to different portions of Cash Compensation Deferrals or different portions of RSU Deferrals). Except as provided in Section 4(g), each Distribution Date is irrevocable and shall apply only to that portion of the Non-Employee Director’s Deferral Account which is attributable to the Deferral. If a Non-Employee Director fails to elect a Distribution Date, the Distribution Date will be as set forth in Section 4(e)(i).
(e)    Unless other Distribution Dates are offered under a Deferral Election form approved by the Board, and subject to Section 14, the Distribution Dates available for any Deferral Election include:
i.    in January of the Plan Year that is (x) with respect to Deferrals of Cash Compensation, five (5) years after the Plan Year for which the Deferral Election is made or (y) with respect to Deferrals of RSUs, five (5) years after the Plan Year in which the RSUs become vested; and
ii.    in January of the Plan Year that is (x) with respect to Deferrals of Cash Compensation, ten (10) years after the Plan Year for which the Deferral Election is made or (y) with respect to Deferrals of RSUs, ten (10) years after the Plan Year in which the RSUs become vested.
(f)    The Distribution Date selected by a Non-Employee Director as part of a Deferral Election shall not be earlier than the January 1 immediately following the first anniversary of the date on which the Deferral Election is made.

(g)    A Non-Employee Director may make an irrevocable election to extend a Distribution Date (a “Re-Deferral Election”), provided that no Re-Deferral Election shall be effective unless (i) the Corporation receives the Re-Deferral Election not later than 12 months prior to the Distribution Date to be changed and (ii) the new Distribution Date is not earlier than the fifth (5th) anniversary of the prior Distribution Date (subject to Section 14). All Re-Deferral Elections must be made in writing on such forms and pursuant to such rules as the Administrator may prescribe.
(h)    Deferrals and Deferral Elections shall be irrevocable; provided that, if the Administrator determines that a Non-Employee Director has an Unforeseeable Financial Emergency, then the Non-Employee Director’s Deferral Elections then in effect shall be revoked with respect to all amounts not previously deferred.
5.    Deferral Accounts. All amounts deferred pursuant to a Non-Employee Director’s Deferral Elections under Section 4 shall be allocated to a bookkeeping account in the name of the Non-Employee Director, and the Corporation shall maintain a separate subaccount under a Non-Employee Director’s Deferral Account for each Deferral. Deferrals shall be credited to the Deferral Account as of the Deferral Crediting Date coinciding with or next following the date on which, in the absence of a Deferral Election, the Non-Employee Director would otherwise have received the Cash Compensation or, in the case of vested RSUs, the vesting date of the RSUs. A Non-Employee Director shall be fully vested at all times in the balance of his Deferral Account.
6.    Stock Equivalent Account. The value of the Non-Employee Director’s Deferral shall be determined as if the Deferral were invested in Stock as of the Deferral Crediting Date established under Section 5. If payment of Stock is deferred (such as in the case of a Deferral of vested RSUs), the number of Stock equivalents to be credited to the Non-Employee Director’s Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall equal the number of shares deferred. If payment of Cash Compensation is deferred, the number of Stock equivalents to be credited to the Non-Employee Director’s Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall be determined by dividing the amount of the Deferral on that date by the Fair Market Value of a share of Stock on that date. Fractional Stock equivalents will be computed to two decimal places. An amount equal to the number of Stock equivalents multiplied by the dividend paid on a share of Stock on each dividend payment date shall be credited to the Non-Employee Director’s Deferral Account and appropriate subaccount as of the Deferral Crediting Date coincident with or next following the dividend payment date and “invested” in additional Stock equivalents as though such dividend credits were a Deferral. The number of shares of Stock to be paid to a Non-Employee Director on a Distribution Date shall be equal to the number of Stock equivalents accumulated in the Stock Equivalent Account on the Distribution Date.

7.    Time and Method of Payment. Payment of a Non-Employee Director’s Deferral Account shall be made in a single lump payment on the Distribution Date elected by the Non-Employee Director in the Deferral Election. All such payments shall be made under the Incentive Plan in whole shares of Stock, with fractional shares distributed in cash, and shall be made as soon as practicable following the Distribution Date but not later than 30 days following the Distribution Date.
8.    Payment Upon Death of a Non-Employee Director. In the event a Non-Employee Director dies before all amounts credited to his Deferral Account have been paid, payment of the Non-Employee Director’s Deferral Account shall be made in a single sum payment as soon as practicable thereafter but not later than 60 days following notice to the Corporation of the Non-Employee Director’s death.
9.    Beneficiary. A Non-Employee Director’s “Beneficiary” shall mean the individuals or entities designated by the Non-Employee Director to receive the balance of the Non-Employee Director’s Deferral Account in the event of the Non-Employee Director’s death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be filed in writing with the Corporation. A Non-Employee Director may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Corporation. The latest Beneficiary designation received by the Corporation shall be controlling. If no Beneficiary is named by a Non-Employee Director or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:
(a)    the Non-Employee Director’s spouse;
(b)    the Non-Employee Director’s children (including adopted children) in equal shares; or
(c)    the Non-Employee Director’s estate.
10.    Unforeseeable Financial Emergency. If the Administrator or its designee determines that a Non-Employee Director has incurred an Unforeseeable Financial Emergency (as defined below), the Non-Employee Director may withdraw in cash and/or Stock, as determined by the Corporation, the portion of the balance of his Deferral Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Non-Employee Director’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. An “Unforeseeable Financial Emergency” is a severe financial hardship to the Non-Employee Director resulting from (i) a sudden and unexpected illness or accident of the Non-Employee Director or of a dependent of the Non-Employee Director; (ii) loss of the Non-Employee Director’s property due to casualty;

or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director as determined by the Administrator. A withdrawal on account of an Unforeseeable Financial Emergency shall be settled as soon as possible following the date on which the withdrawal is approved by the Administrator.
11.    Funding. Payouts under the Plan to any Non-Employee Director shall be paid directly by the Corporation. The Corporation shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, the Corporation, in the discretion of the Administrator, may maintain one or more grantor trusts to hold assets to be used for payment of benefits under the Plan. The assets of any such trust shall remain the assets of the Corporation subject to the claims of its general creditors. Any payments from any such a trust of benefits provided to a Non-Employee Director under the Plan shall be considered payment by the Corporation and shall discharge the Corporation of any further liability under the Plan for such payments.
12.    Interests Not Transferable. Except as provided in Section 9, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Administrator, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Administrator may deem proper.
13.    Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Non-Employee Director that are not distributed because of the Administrator’s inability, after a reasonable search, to locate a Non-Employee Director or his Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures shall reduce the obligations of the Corporation under the Plan, and the Non-Employee Director or Beneficiary, as applicable, shall have no further right to his Deferral Account.
14.    Termination Date or Change in Control. Notwithstanding a Non-Employee Director’s elections under the terms of the Plan regarding the form and timing of payment, upon the Non-Employee Director’s Termination Date or a Change in Control, the Non-Employee Director’s Deferral Account shall become immediately payable in a single lump sum as soon as administratively practicable but not later than 30 days following the Non-Employee Director’s Termination Date or the Change in Control, as applicable.
15.    Amendment and Termination. The Board may amend the Plan from time to time or terminate the Plan at any time and may unilaterally modify the terms and conditions of an outstanding election under the Plan as necessary, including revoking an election entirely, to reflect changes in applicable law.
16.    Adjustment Provisions. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number of Stock equivalents in the Stock Equivalent Account under the Plan shall be appropriately adjusted by the Administrator. The decision of the Administrator regarding any such adjustment shall be final, binding and conclusive.
17.    Governing Law. The Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each Non-Employee Director, by making a Deferral Election under the Plan, irrevocably submits to the general jurisdiction of the state and federal courts located in the State of New York in any action to interpret or enforce the Plan and/or any Deferral Election and irrevocably waives any objection to jurisdiction that such person may have based on inconvenience of forum. EACH NON-EMPLOYEE DIRECTOR, BY MAKING A DEFERRAL ELECTION UNDER THE PLAN, ACKNOWLEDGES AND AGREES THAT SUCH NON-EMPLOYEE DIRECTOR IS HEREBY RELINQUISHING HIS RIGHT TO A JURY TRIAL IN CIVIL COURT WITH RESPECT TO ANY CONTROVERSY, CLAIM OR DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THE PLAN AND/OR ANY DEFERRAL ELECTION.
18.    Effective Date of Plan. The Plan shall be effective as of October 13, 2016, as approved by the Board.

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